Exhibit 99.5

FOR IMMEDIATE RELEASE:

July 30, 2012

INTERNATIONAL ISOTOPES INC. ANNOUNCES COMPLETION OF

A $3 MILLION PRIVATE PLACEMENT

Funding Should See the Company Through Receipt of the

Nuclear Regulatory Commission License of its Depleted Uranium Project and Facilitate

Expansion of the Company’s Core Business Operations

Idaho Falls, ID.  July 30, 2012 – International Isotopes Inc. (OTC Bulletin Board: INIS) announces completion of a private placement on July 27, 2012 that is expected to fund the remainder of Nuclear Regulatory Commission (NRC) license activities for the planned uranium de-conversion and fluorine extraction processing facility and support expansion in several of the Company’s existing core business segments in Idaho.

Euro Pacific Capital, Inc. served as the sole placement agent for the private placement.

Under the terms of the Securities Purchase Agreement dated July 27, 2012 by and among the Company and the investors party to the agreement, accredited investors purchased just over  $3 million in 8% Unsecured Convertible Notes and common stock purchase warrants, which resulted in net proceeds of about $2.7 million to the Company after payment of placement agent commissions.  The notes have a five-year term and are convertible into shares of the Company’s common stock for $0.225 per share.  The notes also include 25% warrant coverage at a price of $0.30 per share.

Steve T. Laflin, President and CEO of International Isotopes Inc., said, “We are very pleased to have successfully completed another offering with Euro Pacific Capital.  We still anticipate receiving the operating license from the NRC for the planned uranium de-conversion and fluorine extraction processing facility in October 2012.  We believe that receipt of that license is critical to our ability to secure the major financing for the project and this raise should provide adequate capital to see us through that process.

“Also for the first time in several years, the Company will be using a portion of the funds from this raise to make key investments in our core business segments in Idaho.  We believe that those investments will allow the Company to achieve significant increases in revenue in several of the Company’s existing core business segments in the coming years.”

Gerald L. Mars, Managing Director with Euro Pacific Capital, said, “We are very pleased to have been able to provide additional financing for International Isotopes.  In addition to key initiatives planned for in its core business, upon receiving its operating license from the NRC in October it will be the only commercial business in America providing uranium de-conversion and fluorine extraction.”

About International Isotopes Inc.

International Isotopes Inc. manufactures a full range of nuclear medicine calibration and reference standards, high purity fluoride gases, and a variety of cobalt-60 products such as teletherapy sources.  The Company also provides a wide selection of radioisotopes and radiochemicals for medical devices, calibration, clinical research, life sciences, and industrial applications and provides a host of analytical, measurement, recycling, and processing services on a contract basis to clients

International Isotopes Inc. Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements with respect to the Company’s plans to construct a commercial depleted uranium de-conversion and fluorine extraction processing facility in the U.S., expectations regarding the issuance of the NRC license, and the expectations of revenue growth resulting from the additional investments into existing company business segments.  Information contained in such forward-looking statements is based on current expectations and is subject to change.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of International Isotopes, Inc. to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in International Isotopes, Inc.'s filings with the Securities and Exchange Commission at www.sec.gov, including our Annual Report on Form 10-K for the year ended December 31, 2011.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

FOR MORE INFORMATION CONTACT:

Jim Drewitz

Creative Options Communications

Investor and Public Relations

jim@jdcreativeoptions.com

www.jdcreativeoptions.com

Phone:  830-669-2466

For more information, please visit the Company web site:  www•internationalisotopes•com

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